UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 23, 2009

ANTARES PHARMA, INC.
(Exact name of registrant specified in its charter)
Delaware	1-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Phillips Blvd., Suite 290, Ewing, NJ		08618
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone, including area code:	(609) 359-3020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2009, Antares Pharma, Inc. (the “Company”), entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with Cowen and Company, LLC (“Cowen”), Oppenheimer & Co., Inc. (“Oppenheimer”) and Ladenburg Thalmann & Co. Inc. (“Ladenburg,” and together with Cowen and Oppenheimer, the “Placement Agents”), as placement agents relating to the issuance and sale to certain institutional investors (the “Offering”) of 10,625,000 units (the “Units”), each Unit consisting of (i) one share of common stock of the Company (the “Common Stock”) and (ii) one warrant to purchase 0.4 of a share of Common Stock (for a total of 4,250,000 shares of Common Stock) at a purchase price of $0.80 per Unit.

The warrants will be exercisable beginning any time on or after the date six months following the date of closing of the Offering, expire on the fifth anniversary of the closing of the Offering and have an exercise price equal to $1.00 per share. The form of warrant to be issued to the purchasers of Units in connection with the Offering is included as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

The Company engaged Cowen to act as lead placement agent and Oppenheimer and Ladenburg to act as co-placement agents in connection with the Offering. The Placement Agents will receive an aggregate fee equal to $0.056 per Unit. The Placement Agents have no commitment to purchase any of the Units and are acting only as agents in obtaining indications of interest for the Units from investors who will purchase the Units directly from the Company.  The Placement Agent Agreement requires the Company to indemnify the Placement Agents and certain of their affiliates against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, or to contribute to payments the Placement Agents may be required to make because of any of those liabilities.

A copy of the Placement Agent Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The closing of the Offering is expected to take place on or about July 29, 2009, subject to the satisfaction of customary closing conditions. Net proceeds from the Offering are estimated to be approximately $7,705,000, after deducting placement agent fees and estimated offering expenses payable by the Company.

Following execution of the Placement Agent Agreement, the Company entered into definitive subscription agreements with certain institutional investors relating to the sale of the Units. A copy of the form of subscription agreement is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

The Units were registered under an existing shelf registration statement on Form S-3 (Registration No. 333-158630) which was declared effective by the Securities and Exchange Commission on May 6, 2009. The prospectus supplement describing the terms of the Offering will be filed with the Securities and Exchange Commission and a free writing prospectus was filed with the Securities and Exchange Commission on July 23, 2009. A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the legality of the issuance and sale of the Units in the offering is attached as Exhibit 5.1 hereto.

From time to time, the Placement Agents and their respective affiliates have provided, and may from time to time in the future provide, investment banking and other services to the Company for which they receive customary fees and commissions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 4.1	Form of Warrant.
Exhibit 5.1	Opinion of Morgan, Lewis & Bockius LLP.
Exhibit 10.1	Placement Agent Agreement, dated July 23, 2009, between Antares Pharma, Inc., Cowen and Company, LLC, Oppenheimer & Co., Inc and Ladenburg Thalmann & Co. Inc.
Exhibit 10.2	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date:	July 24, 2009	By:	/s/ Paul K. Wotton
Name: Dr. Paul K. Wotton Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 4.1	Form of Warrant.
Exhibit 5.1	Opinion of Morgan, Lewis & Bockius LLP.
Exhibit 10.1	Placement Agent Agreement, dated July 23, 2009, between Antares Pharma, Inc., Cowen and Company, LLC, Oppenheimer & Co., Inc and Ladenburg Thalmann & Co. Inc.
Exhibit 10.2	Form of Subscription Agreement.